Strong Advantage Fund, Inc.

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


I.     CURRENT ANNUALIZED YIELD:  30 days ended February 28, 1998

     A.     FORMULA

                    a-b
          YIELD = 2[(---------- + 1)6 - 1]
                    cd

          Where:          a =     dividends and interest earned during the
period.
b =     expenses accrued for the period (net of reimbursements).
c =     the average daily number of shares outstanding during the period.
d =     the maximum offering price per share on the last day of the period.

     B.     CALCULATION

                      12,481,343.11 - 1,255,712.83
          YIELD = 2[(---------------------------------- + 1)6 - 1]
                     212,740,168.758 x 10.08


          YIELD = 6.36%


II.     AVERAGE ANNUAL TOTAL RETURN

     A.     FORMULA
                                        _____
          P (1 + T)n = ERV     or     T = \n/ERV/P - 1

Where:          P =     a hypothetical initial payment of $10,000

          T =     average annual total return

          n =     number of years

              ERV =     ending redeemable value of a hypothetical $10,000
               payment made
               at the beginning of the stated periods at the end of the stated periods.

     B.     CALCULATION
                     _____
          T = \n/ERV/P - 1

          1.     One-year period 2-28-97 through 2-28-98

               6.26% = \1/10,626/10,000 - 1

          2.     Five-year period 2-28-93 through 2-28-98

               6.23% = \5/13,525/10,000 - 1

          3.     Since inception 11-25-88 through 2-28-98

               7.46% = \9.265/19,479/10,000 - 1


III.     TOTAL RETURN

     A.     FORMULA

          EV-IV
            IV     =     TR

Where:          EV =     Value at the end of the periods, including
                      reinvestment of all dividends and capital gains distributions

          IV =     Initial value of a hypothetical investment at the net asset value

          TR =     Total Return

     B.     CALCULATION

          EV-IV
            IV     =     TR

          One-year period ended February 28, 1998

               10,626 - 10,000
                   10,000          =     6.26%